Exhibit 107

Calculation of Filing Fee Tables

 Pre-Effective
Amendment No. 1
to

Form F-3
(Form Type)

Diana Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Purchase contracts	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Rights	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Units	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	(2)	0.00014760	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		(2)
	Total Fees Previously Paid					(2)		(2)
	Total Fee Offsets					(2)		N/A
	Net Fee Due							$ U.S.$39,845.23*

(1)  Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to $499,885,000 of an indeterminate amount of common shares, debt securities, warrants, purchase contracts, subscription rights and/or units that may be offered and sold from time to time in one or more offerings.

(2) This Pre-Effective Amendment No. 1 relates to the registration statement on Form F-3 (Registration No. 333-280693), previously filed by the registrant on July 3, 2024 (the “Registration Statement”). The registrant’s prior registration statement on Form F-3 was declared effective on July 9, 2021, and expired on the third anniversary thereof (the “Prior Registration Statement”). Accordingly, the registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the registrant with the ability to sell securities from time to time covered by the Prior Registration Statement. In accordance with SEC rules, the registrant may continue to use the Prior Registration Statement on Form F-3 to offer and sell any unsold securities during the grace period afforded by Rule 415(a)(5). Between the dates of July 10, 2024, up to and including the date hereof (the “Grace Period”), the registrant sold U.S.$115,000.00 aggregate principal amount of warrants, representing a filing fee of U.S.$16.97, pursuant to the Prior Registration Statement on Form F-3, reducing the amount of securities covered by this Registration Statement from U.S.$500,000,000 to U.S.$499,885,000. The filing fee paid with respect to the unsold securities in the Prior Registration Statement on Form F-3 is being used to pay the filing fee in connection with the filing of this Registration Statement. If the registrant sells any additional securities pursuant to the Prior Registration Statement on Form F-3 after the date hereof and prior to the date of effectiveness of this Registration Statement, the registrant will file a pre-effective amendment to this Registration Statement to update the amount of unsold securities from the Prior Registration Statement on Form F-3 to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement on Form F-3 will be deemed terminated as of the date of effectiveness of this Registration Statement.

*Previously paid